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                                   EXHIBIT 5.1

                   OPINION OF BROBECK, PHLEGER & HARRISON LLP





                                 August 1, 1997






CardioDynamics International Corporation
6155 Cornerstone Court East
Suite 125
San Diego, California 92121


Ladies and Gentlemen:

       We have acted as counsel to CardioDynamics International Corporation, a California corporation (the "Company"), in connection with the registration of 2,527,101 shares of Common Stock (the "Shares"), as described in the Company's Registration Statement on Form S-3 ("Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

        This opinion is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-B under the Act.

       We are familiar with the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. It is our opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

       We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

        This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in applicable law or in the facts stated or assumed herein which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.


                                         Very truly yours,

                                         /s/ Brobeck, Phleger & Harrison LLP
                                         BROBECK, PHLEGER & HARRISON LLP